UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, Wesley W. von Schack was appointed to serve as a member of the board of directors of Edwards Lifesciences Corporation (the “Company”).  Mr. von Schack will be a Class I director with a term expiring at the Annual Meeting of Stockholders in 2010.  He will also serve as a member of the Audit and Public Policy Committee of the board.  Under the terms of the Edwards Lifesciences Nonemployee Director Stock Incentive Program, Mr. von Schack was awarded 2,331 Restricted Stock Units upon his appointment to the board.  A copy of the press release announcing Mr. von Schack’s appointment to the Company’s board of directors is attached as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press release, dated February 12, 2010, announcing Wesley W. von Schack’s appointment to the board of directors of Edwards Lifesciences Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Denise E. Botticelli
Denise E. Botticelli
Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated February 12, 2010, announcing Mr. von Schack’s appointment to the board of directors of Edwards Lifesciences Corporation.